Exhibit 99.1

March 11, 2013

Mr. Stephen P. Wilson

Chairman of the Board

LCNB Corp.

PO Box 59

Lebanon, Ohio 45036

Mr. Chairman:

This letter will serve as my notice to the Board of Directors that I plan to serve out my term as director, but that I will not stand for reelection at the 2013 annual shareholders’ meeting.  Such refusal to stand for reelection does not arise from any disagreement on any matter relating to LCNB’s operations, policies or practices, or regarding the general direction of LCNB.  I wish the company nothing but the best in the future.

Sincerely,

/s/ Kathleen Porter Stolle

Kathleen Porter Stolle

Class II Director